Exhibit 10.14

English Summary of a lease agreement dated May 4, 2020 (the “Lease”) by and between Galecto Biotech ApS (“Galecto”) and COBIS A/S (the “Landlord”)

•	Leased Property: the Lease is for the purpose of office space, with its address: Ole Maaloes Vej 3, DK-2200 Copenhagen N, Denmark.

•	Term: The term started at June 1, 2020 and will end on October 31, 2021

•	Deposit: Galecto must provide a deposit equivalent to four months’ rent, excluding VAT for securing its obligations.

•	Permitted Use: The permitted use is for laboratory and office space

•	Sublease: Galecto is allowed to sublease the property contingent on a new tenant working within the same industry.

•	Rent: DKK 73,300, including VAT, based on the rental area of 1,300 square feet.

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Modifications to leased Premises: Galecto is permitted to effect modifications to the leased premises only with the prior written approval of the Landlord. Galecto and the Landlord will agree on the costs, reimbursement and potential obligations to build-back modifications.